UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2016

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 7108607
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 20, 2016, the registrant announced that it has signed a binding term sheet with Sosei Corporate Venture Capital Ltd. (“Sosei CVC”) for the establishment of a new Japanese corporation (“NewCo”) for the clinical development and commercialization of the registrant’s PLX-PAD cell therapy product in Japan.  The parties plan to establish NewCo in Japan, in which the registrant will own 35% of the equity in return for its contribution of a perpetual license to commercialize PLX-PAD for Critical Limb Ischemia (“CLI”) in Japan. All proprietary rights related to PLX-PAD will be exclusively owned by the registrant. Sosei CVC’s investment fund, Sosei RMF1, together with additional Japanese investors, will raise and invest approximately $11 million, equivalent to approximately ¥1.3 billion, in return for ownership of 65% of NewCo. The parties plan to enter into a definitive agreement no later than March 31, 2017.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. These forward-looking statements include, but are not limited to those statements regarding the establishment of a Japanese new corporation, the registrant’s expected holdings in the new corporation and the investment of approximately $11 million in the new corporation by Sosei RMF1 and additional partners; the development and marketing plans of the new corporation; and the parties’ plan to enter into a definitive agreement and the proposed date of execution of such agreement. Further, although the registrant has signed a binding term sheet, it may not be successful in negotiating definitive documentation by the date expected or at all, and even if successful, the transaction may not be completed if the conditions to closing are not met. These forward-looking statements and their implications are based on the current expectations of the management of the registrant only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K are subject to risks and uncertainties, including those discussed in the registrant’s reports filed from time to time with the SEC. Except as otherwise required by law, the registrant undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: December 20, 2016	By:	/s/ Yaky Yanay
Name: Yaky Yanay
Title: President, Chief Financial Officer and Chief Operating Officer